UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2017

BMC STOCK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons

980 Hammond Drive NE, Suite 500

Atlanta, GA 30328

(Address of principal executive offices) (Zip Code)

(678) 222-1219

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2017. There were 66,741,135 shares of common stock entitled to vote at the Annual Meeting and 59,744,346 shares were represented in person or by proxy at the Annual Meeting (approximately 89.52% of shares entitled to vote). Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting. The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

Proposal 1: To elect the following Class I directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
David W. Bullock	51,243,899	1,925,480	6,574,967
David L. Keltner	52,687,949	481,430	6,574,967
Jeffrey G. Rea	48,781,606	4,387,773	6,574,967

Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
58,986,485	754,256	3,605	0

Proposal 3: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
51,912,619	1,130,248	126,512	6,574,967

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017

BMC STOCK HOLDINGS, INC.

By:	/s/ Paul Street
Name:	Paul Street
Title:	General Counsel and Corporate Secretary

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